Exhibit 10.44

Addendum X
to
Sprint PCS Management Agreement

Dated as of March 15 2010

Manager:	SHENANDOAH PERSONAL COMMUNICATIONS COMPANY

Service Area BTAs:	Altoona, PA #12
Hagerstown, MD-Chambersburg, PA-Martinsburg, WV #179
Harrisburg, PA #181 Harrisonburg, VA #183
Washington, DC (Jefferson County, WV only) #471
Winchester, VA #479
York-Hanover, PA #483

This Addendum X (this "Addendum") contains amendments to the Sprint PCS Management Agreement, dated November 5, 1999, between Sprint Spectrum L.P., WirelessCo, L.P., APC PCS, LLC, PhillieCo, L.P., Sprint Communications Company L.P. and Shenandoah Personal Communications Company (the "Management Agreement.) The Management Agreement was amended by:

(1)	Addendum I dated as of November 5, 1999,

(2)	Addendum II dated as of August 31, 2000,

(3)	Addendum III dated as of September 26, 2001,

(4)	Addendum IV dated as of May 22, 2003,

(5)	Addendum V dated as of January 30, 2004,

(6)	Addendum VI dated as of May 24, 2004,

(7)	Addendum VII dated as of March 13, 2007,

(8)	Addendum VIII dated as of September 28, 2007; and

(9)	Addendum IX dated as of April 14, 2009.

The terms and provisions of this Addendum control over any conflicting terms and provisions contained in the Management Agreement, the Services Agreement, the Trademark License Agreements or the Schedule of Definitions. The Management Agreement, the Services Agreement, the Trademark License Agreements, the Schedule of Definitions and all prior addenda continue in full force and effect, except for the express modifications made in this Addendum. This Addendum does not change the effective date of any prior amendment made to the Management Agreement, the Services Agreement, the Trademark License Agreements or the Schedule of Definitions through previously executed addenda.

Capitalized terms used and not otherwise defined in this Addendum have the meaning ascribed to them in the Schedule of Definitions or in prior addenda. Section and Exhibit references are to sections and Exhibits of the Management Agreement unless otherwise noted.

This Addendum is effective on the date written above (the "Effective Date").

On the Effective Date, the Management Agreement, the Schedule of Definitions and the Services Agreement are amended as follows:

1.             Section 2.3(d)(i) of the Management Agreement is deleted in its entirety and replaced with the following:

(i)      Sprint PCS may cause Sprint PCS Products and Services to be sold in the Service Area (including EVDO Products and Services and Q-Chat Products and Services if Manager elects to sell such products and services and 3G/4G Products and Services regardless of whether Manager elects to sell 3G/4G Products and Services), through the Sprint PCS National Accounts Program Requirements and the Sprint PCS National or Regional Distribution Program Requirements and may allow its distributors of iDEN Products and Services in the Service Area to sell Sprint PCS Products and Services (including EVDO Products and Services and Q-Chat Products and Services if Manager elects to sell such products and services and 3G/4G Products and Services regardless of whether Manager elects to sell 3G/4G Products and Services) to customers that previously purchased iDEN Products and/or iDEN Services.

2.             Section 3.1 of the Management Agreement is deleted in its entirety and replaced with the following:

3.1     Products and Services.

3.1.1 Sprint PCS Products and Services. Manager must offer for sale, promote and support all Sprint PCS Products and Services within the Service Area, unless the parties otherwise agree in advance in writing. Within the Service Area, Manager may only sell, promote and support wireless products and services that are Sprint PCS Products and Services or are other products and services authorized under Sections 3.1 or 3.2. The Sprint PCS Products and Services as of the date of this agreement are attached as Exhibit 3.1. Sprint PCS may modify the Sprint PCS Products and Services from time to time in its sole discretion by delivering to Manager a new Exhibit 3.1. If Sprint PCS begins offering nationally a Sprint PCS Product or Service that is a Manager's Product or Service, such Manager's Product or Service will become a Sprint PCS Product or Service under this agreement.

3.1.2 EVDO and Q-Chat Products and Services. EVDO Products and Services and Q-Chat Products and Services have not been designated as a Sprint PCS Products and Services since Sprint PCS has not at this time required that Manager and the Other Managers provide such services. Sprint PCS reserves the right to designate EVDO Products and Services and Q-Chat Products and Services as Sprint PCS Products and Services. Manager may elect to provide EVDO Products and Services in portions of the Service Area and, after Sprint PCS launches Q-Chat Products and Services, Manager may also elect to provide Q-Chat Products and Services in portions of the Service Area on the terms contained in this and the next two paragraphs.

Schedule 3.1, Optional Table A, describes certain EVDO Products and Services. Schedule 3.1 Optional Table B, describes certain Q-Chat Products and Services. If Manager elects to provide EVDO Products and Service in a portion of the Service Area, Manager must provide all the products and services listed in Optional Table A of Schedule 3.1 in that portion of the Service Area. If Manager elects to provide Q Chat Products and Services in any portion of the Service Area, Manager must also provide EVDO Products and Service in such portion of the Service Area and must provide all the products and services listed on both Optional Tables A and B of Schedule 3.1. Any products and services listed in Optional Tables A or B of Schedule 3.1 that Manager is obligated to provide will be treated as if they were Sprint PCS Products and Services so long as Manager is obligated to provide such products and services. Sprint PCS may revise Optional Tables A and B of Schedule 3.1 in the same manner as the Sprint PCS Products and Services listed on Exhibit 3.1 may be revised. Manager's sale of EVDO Products and Services and Q-Chat Products and Services must comply with any Program Requirements that Sprint PCS may adopt relating to such products and services and Manager must offer and support all Sprint PCS pricing plans adopted by Sprint PCS for such services, as provided in Section 4.4 of this Management Agreement.

Manager may not utilize any confidential iDEN subscriber information of Sprint PCS in connection with the sale of Q-Chat Products and Services and may not engage in any direct marketing campaigns that are designed specifically to induce those customers that purchased iDEN Products and Services from Related Parties of Sprint PCS to switch to Q-Chat Products and Services. Sprint PCS may elect to brand and market the Q-Chat Products and Service as Nextel Direct Connect or under any other brand selected by Sprint PCS, and Manager shall have the right to use the Nextel Direct Connect brand or such other brand as Sprint PCS selects in connection with such service. If Manager elects to sell Q-Chat Products and Services, the Trademark License Agreements will be amended to permit Manager to use the applicable Licensed Marks.

3.1.3 Combined 3G/4G Products and Services. Sprint PCS may make certain 3G/4G Products and Services available for sale by Manager in the Service Area by including the associated dual band 3G/4G wireless devices on the device order form used by Manager to order other wireless devices. Dual banded 3G/4G devices and related accessories will be made available to Manager in the same manner in which devices that operate exclusively on the Sprint PCS Network and related accessories are made available to Manager. Sprint PCS may add or delete dual band 3G/4G wireless devices from the device order form at any time. Any sale by Manager of any 3G/4G Products and Services enabled by the 3G/4G devices made available to Manager will be made on the terms and conditions contained both in this Agreement and the Distribution Agreement.

Manager is not authorized to sell products and services that operate solely on the 4G Network under either this Agreement or the Distribution Agreement and Sprint PCS has no obligation to make available to Manager all 3G/4G Products and Services that Sprint PCS and its Related Parties may sell.

Although 3G/4G Products and Services will not be designated as Sprint PCS Products and Services since the 4G component does not operate on the Sprint PCS Network, except as specifically provided in the Agreement, any 3G/4G Products and Services that Manager elects to sell under this Agreement will be treated as if they are Sprint PCS Products and Services so long as Manager provides such products and services. Manager will be responsible for all device costs (including any applicable device subsidies) and any commissions paid to any Manager employee or Manager distributor that sells a 3G/4G Product or Service that is activated in the Service Area. Manager will be compensated for any sale of 3G/4G Products and Services in the Service Area in accordance with Section 10 of this Agreement and will not be compensated separately under the Distribution Agreement. Manager's sale of 3G/4G Products and Services must comply with any Program Requirements that Sprint PCS may adopt relating to such products and services and Manager must offer and support all Sprint PCS pricing plans adopted by Sprint PCS for such services, as provided in Section 4.4 of this Management Agreement. Manager must perform any network enhancements or upgrades required by Sprint PCS to ensure full functionality of any 3G/4G dual banded devices made available to Manager which Manager elects to sell provided that Sprint PCS is performing the same network enhancements or upgrades to its portion of the Sprint PCS Network. In portions of the Service Area where both 3G and 4G coverage is available, Sprint PCS may elect to require that customers with a 3G/4G dual banded device access the 4G Network prior to accessing the Sprint PCS Network.

3.1.4. Airave Devices. Sprint PCS has elected to make available for sale by Manager Airave devices with an analog telephone adapter that provides both wireless and VoIP functionality ("Airave II"). Due to the current small volume of sales, the minimal revenues and costs associated with the VoIP component and the difficulty and expense of tracking these revenues and costs, Sprint PCS and Manager have agreed that the Airave II device will be included as a Sprint PCS Product and Service and Manager will be entitled to all revenues associated with the use of Airave II devices sold to customers in a CSA assigned to the Service Area. Sprint PCS may in the future elect to require that Manager and Sprint PCS develop a method for allocating the revenues and expenses associated with the VoIP component of the Airave II device for revenues and expenses incurred after the notification date and, if Manager and Sprint PCS are unable to agree on an appropriate allocation of such revenues and expenses, Sprint PCS may remove the Airave II device from the Sprint PCS Products and Services list. If Sprint PCS elects to remove the Airave II device from the Sprint PCS Products and Services list, Manager will retain all revenues associated with Airave II devices sold to customers in a CSA assigned to the Service Area prior to the date that Sprint removes the Airave II device from the Sprint PCS Products and Services list, but may not sell additional Airave II devices in the Service Area after that date.

3.             The last sentence of Section 4.2 (as added by Addendum VII) is deleted in its entirety and replaced with the following:

Manager acknowledges that in connection with the Sprint PCS National Accounts Program, Sprint PCS and its Related Parties may offer products and services that use a combination of CDMA, 4G and iDEN technology.

4.             The first sentence of the second paragraph of Section 10.2 of the Management Agreement is deleted and replaced with the following:

"Billed Revenue" is all customer account activity (e.g., all activity billed, attributed or otherwise reflected in the customer account but not including Customer Credits) during the calendar month for which the fees and payments are being calculated (the "Billed Month") for (A) Sprint PCS Products and Services; (B) PowerSource Products and Services and (C) 3G/4G Products and Services related to all Customer accounts assigned to the Service Area, except (i) Outbound Roaming Fees, (ii) amounts handled separately in this section 10 (including the amounts in Section 10.2.3 through 10.2.6, 10.4 and 10.8), (iii) amounts collected from Customers and paid to governmental or regulatory authorities (e.g. Customer Taxes and USF Charges) and (iv) other amounts identified in this agreement as not included in Billed Revenue (these Customer Accounts being "Manager Accounts").

5.             Section 10.2.7 of the Management Agreement is deleted in its entirety and replaced with the following:

10.2.7.1 PowerSource Fee. Manager will pay the PowerSource Fee for each PowerSource Phone that is activated during any month in a CSA assigned to the Service Area, regardless of when the PowerSource Phone is subsequently deactivated (including, specifically, but not limited to any deactivation arising from an early termination or return of a phone by a customer or fraudulent sales of PowerSource Phones); provided that Manager will not pay the Power Source Fee for a PowerSource Phone that is activated as a replacement for a PowerSource Phone that is damaged or defective.   The PowerSource Fee will not be reduced by any Allocated Write Off. Sprint PCS may credit the amounts due to Manager under this Section 10 for any month by the amount of the PowerSource Fee due to Sprint PCS or a Related Party for that month.

10.2.7.2 3G/4G Fee. Manager will pay to Sprint PCS the 3G/4G Fee for each 3G/4G subscriber multiplied by the average number of 3G/4G subscribers in the Manager's Service Area to compensate Sprint PCS for the fee that Sprint PCS must pay to Clearwire when a Sprint PCS customer uses the 4G Network. The average number of 3G/4G subscribers in the Manager's Service Area will be determined by averaging the number of 3G/4G subscribers at the beginning and at the end of a settlement period. Until January 1, 2011, the 3G/4G Fees are (A) $2.00 per month for each 3G/4G subscriber activated on a 3G/4G plan located in a Non 4G Market within the Service Area and (B) $13.00 per month for each 3G/4G subscriber activated on a 3G/4G plan located in a 4G Market within the Service Area. The two monthly fees will be adjusted on January 1, 2011 and updated each three month period thereafter to be equal to the estimated monthly average expense per subscriber that Sprint PCS will pay to Clearwire for usage of the 4G Network by 3G/4G subscribers in Manager's Service Area (regardless of whether the usage is inside or outside of the Service Area). Sprint PCS may credit the amounts due to Manager under this Section 10 for any month by the amount of the 3G/4G Fee due to Sprint PCS or a Related Party of Sprint PCS for that month.

6.             The first sentence of Section 10.3.2.2 of the Management Agreement is deleted and replaced with the following:

The reductions of amounts billed to Manager Accounts related to the sale of handsets and handset accessories from Sprint PCS inventory (including PowerSource Phones, 3G/4G Products and Services and related accessories) are referred to as "Customer Equipment Credits."

7.             Section 10.3.2.5 of the Management Agreement is deleted in its entirety and replaced with the following:

10.3.2.5 Customer Equipment Charges. The amount that Sprint PCS bills to Manager Accounts for subscriber equipment and accessories sold or leased (including PowerSource Phones, 3G/4G Products and Services and related accessories) are referred to as "Customer Equipment Charges".

8.             The first sentence of Section 10.10 of the Management Agreement is replaced with the following:

Each Business Day, Manager will deposit into bank accounts and authorize Sprint PCS or a Related Party that Sprint PCS designates to sweep from such accounts the amounts collected from Customers on behalf of Sprint PCS and its Related Parties for the Sprint PCS Products and Services, PowerSource Products and Services and 3G/4G Products and Services.

9.             The Schedule of Definitions is revised to include the following:

"3G/4G Fee" means a monthly fee paid by Manager for each 3G/4G subscriber in the Service Area to compensate Sprint PCS for the costs that Sprint PCS must pay to Clearwire when a Sprint PCS customer with a 3G/4G device uses the 4G Network.

"3G/4G Products and Services" means Sprint branded 3G/4G dual banded wireless products and services that operate on both the Sprint PCS Network and the 4G Network.

"4G Market" means a CSA in Manager's territory where Clearwire has launched their 4G Network and at least 40% of the population of the CSA has 4G coverage.

"4G Network" means the 4G 2496 - 2690 MHz spectrum Wi-Max network deployed, owned and operated by Clearwire or its Related Parties.

"Clearwire" means Clearwire Communications, LLC.

"Clearwire Usage Agreement" means that certain 4G MVNO Agreement among Clearwire Communications LLC, Comcast MVNO II, LLC, TWC Wireless, LLC, BHN Spectrum Investments, LLC and Sprint Spectrum L.P. dated November 28, 2008 which allows Sprint PCS to appoint independent representatives and agents to sell Sprint-branded, dual mode wireless communications products and services that operate both on Sprint's CDMA network and Clearwire's 4G network.

"CSA" means customer service area.

"Distribution Agreement" means that certain Dual Mode (3G/4G) Distribution Agreement dated March 15, 2010 between Sprint Solutions, Inc. and Manager.

"Non 4G Market" means any CSA in the Service Area other than a 4G Market.

"Other Managers" means any person or entity with which Sprint PCS (i) has entered into an agreement similar to this agreement or an Affiliation Agreement, including without limitation an affiliate under an Affiliation Agreement or a manager under another Management Agreement, under which the person or entity designs, constructs and manages a service area network and offers and promotes Sprint PCS Products or Services and (ii) has entered into an Affiliation Agreement or Management Agreement that Sprint PCS or a Related Party of Sprint PCS acquires and subsequently terminates the Affiliation Agreement or Management Agreement with that person or entity.

10.           Manager and Sprint PCS' Representations. Manager and Sprint PCS each represents and warrants that its respective execution, delivery and performance of its obligations described in this Addendum have been duly authorized by proper action of its governing body and do not and will not violate any material agreements to which it is a party. Each of Manager and Sprint PCS also represents and warrants that there are no legal or other claims, actions, counterclaims, proceedings or suits, at law or in arbitration or equity, pending or, to its knowledge, threatened against it, its Related Parties, officers or directors that question or may affect the validity of this Addendum, the execution and performance of the transactions contemplated by this Addendum or that party's right or obligation to consummate the transactions contemplated by this Addendum.

11.           Counterparts. This Addendum may be executed in one or more counterparts, including facsimile counterparts, and each executed counterpart will have the same force and effect as an original instrument as if the parties to the aggregate counterparts had signed the same instrument.

The parties have caused this Addendum X to be executed as of the date first above written.

SPRINT SPECTRUM L.P.

By:	/s/ Jeff Hallock
	Name:	Jeff Hallock
	Title:	VP, National Distribution

WIRELESSCO, L.P.

By:	/s/ Jeff Hallock
	Name:	Jeff Hallock
	Title:	VP, National Distribution

APC PCS, LLC

By:	/s/ Jeff Hallock
	Name:	Jeff Hallock
	Title:	VP, National Distribution

PHILLIECO, L.P.

By:	/s/ Jeff Hallock
	Name:	Jeff Hallock
	Title:	VP, National Distribution

SPRINT COMMUNICATIONS COMPANY L.P.

By:	/s/ Jeff Hallock
	Name:	Jeff Hallock
	Title:	VP, National Distribution

SHENANDOAH PERSONAL
COMMUNICATIONS COMPANY

BY:	/s/ Christopher E. French
	Name:	Christopher E. French
	Tilte:	President